Exhibit 10.20

Performance Controller Test Results

Energy Savings Analysis

Summary of Testing performed by OTIS Elevator
January 19th through February 18th, 1999

4220 Varsity Drive, Suite E  Ann Arbor, MI 48108
734.975.9111 Phone  734.975.9115 Fax
www.performancecontrol.com

Performance Controller Savings

- Reduced starting torque

- Increase life of motor

- Lower starting current

- 45% savings in electrical

cost year over year

4220 Varsity Drive, Suite E  Ann Arbor, MI 48108
734.975.9111 Phone  734.975.9115 Fax
www.performancecontrol.com

4220 Varsity Drive, Suite E  Ann Arbor, MI 48108
734.975.9111 Phone  734.975.9115 Fax
www.performancecontrol.com

4220 Varsity Drive, Suite E  Ann Arbor, MI 48108
734.975.9111 Phone  734.975.9115 Fax
www.performancecontrol.com

4220 Varsity Drive, Suite E  Ann Arbor, MI 48108
734.975.9111 Phone  734.975.9115 Fax
www.performancecontrol.com

4220 Varsity Drive, Suite E  Ann Arbor, MI 48108
734.975.9111 Phone  734.975.9115 Fax
www.performancecontrol.com

4220 Varsity Drive, Suite E  Ann Arbor, MI 48108
734.975.9111 Phone  734.975.9115 Fax
www.performancecontrol.com

4220 Varsity Drive, Suite E  Ann Arbor, MI 48108
734.975.9111 Phone  734.975.9115 Fax
www.performancecontrol.com

Performance Case Study
10 Horsepower Escalator in a Commercial Building

The Performance Controller is an electronic motor controller that continuously limits the flow of energy to an AC induction motor to the precise level required to perform the mechanical work. This study was performed to examine the effects and energy savings obtained with a Performance Controller installed on a 10 horsepower AC Induction motor operating a single width, single level escalator.

Escalators represent ideal candidates for the Performance Control technology.

The Performance Control eliminates motor losses when the AC motor is not performing at it's most efficient design point. Escalator motor systems must be designed to drive the full load of the escalator regardless of the actual amount of load (people and materials). This design requirement causes the AC motor to fall from their most efficient operating load point to an underloaded condition, which results in motor losses.

The application survey for the motor determined:
(1)  The escalator was rarely loaded to its designed
       capacity
(2)  The load on the motor was variable, and
(3)  The motor was started across the line.

First, the Performance Controller was mounted and wired next to the escalator motor in the pit atop the escalator path. The installation of the controller was completed by facility maintenance personnel and took 1 hour and 30 minutes. The controller was then adjusted for the application by setting the soft-start and energy level. The results were collected with an eight-channel true-RMS energy analyzer the measurements are provided in the table below

Along with energy savings, take note of the reduction in kVA for the application. This case represents the quantifiable electrical numbers associated with the Performance Controller. More difficult to quantify, but no less drastic, are the savings in motor life from heat reduction, vibration, system capacity relief (kVA), bearings, belts, and other mechanical aspects such as lubrication.

Excessive heat is a major cause of motor failure and a sign of other motor problems. Heat destroys motor insulation. When insulation is destroyed, windings are shorted, and the motor is no longer functional. Excessive loading, improper cooling, voltage imbalance, phase loss and surge voltages are some of the main causes of motor heating. The temperature reduction of this motor was recorded over a long period of time to allow mass cooling, and the reduction in surface temperature of the motor was 16°F.

Based upon the estimated annual savings, this application would have a short payback period and represents an ideal candidate for the Performance Controller. Savings are a result of energy conservation, extended motor life and reduced service requirements.

The Performance Controller utilizes available voltage to optimize the motor based on what is required of the motor mechanically. It is still necessary to pay close attention to the standard practices of sizing, aligning, phase balancing, overload protection, single-phasing protection, proper ventilation, moisture and belt tensioning. All of these contribute to a long productive motor life.

	Before	After	Reduction	Percent Reduction
kWh	37.56	25.49	12.07	32.14%
Wattage	3,223	2,187	1,036	32.14%
Amperage	14.87	11.10	3.77	25.35%
kVA	4,854	3,518	1,336	27.52%
Power Factor	0.25	0.26	-0.01	-0.04%
In-Rush Amperage	101	58	43	42.57%

	Reduction	Rate	Days	Annual Savings
Comprehensive Results	12.07	0.085	365	$374.47

Further case studies are available by calling Performance Control at 800-975-9111